Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 18, 2017 (this “Amendment”), by and among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender and the Lenders party hereto.

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, MSSF, as Administrative Agent, Collateral Agent and Swing Line Lender, MSSF and JPMorgan Chase Bank, N.A., as L/C Issuers, the other Lenders party thereto and the other agents party thereto have entered into an Amended and Restated Credit Agreement dated as of May 20, 2014 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, the undersigned Lenders (constituting the Required Lenders) and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth.

(3) Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A., and Royal Bank of Canada (collectively, the “Arrangers”) are acting as joint lead arrangers and joint bookrunners for this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment No. 3” means that certain Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of October 18, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the date on which all of the conditions contained in Section 2 of Amendment No. 3 have been satisfied or waived by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Captive Insurance Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower designated to the Administrative Agent in writing as a ‘Captive Insurance Subsidiary’ and established for the purpose of, and to be engaged solely in the business of, insurance with respect to the businesses or property, whether real, personal or intangible, owned or operated by the Borrower or any of its Subsidiaries.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Section 1.01 of the Credit Agreement is further amended by restating the definition of “Applicable Rate” as follows:

“‘Applicable Rate’ means:

(a) (x) prior to the Amendment No. 3 Effective Date, (i) in respect of the Dollar Term Loans, a percentage per annum equal to, in the case of Eurodollar Rate Loans, 2.75% and, in the case of Base Rate Loans, 1.75% and (ii) in respect of the Euro Term Loans that are Eurodollar Rate Loans, a percentage per annum equal to 2.50% and (y) on and after the Amendment No. 3 Effective Date, (i) in respect of the Dollar Term Loans, a percentage per annum equal to, in the case of Eurodollar Rate Loans, 2.25% and, in the case of Base Rate Loans, 1.25% and (ii) in respect of the Euro Term Loans that are Eurodollar Rate Loans, a percentage per annum equal to 1.75%; and

(b) (x) prior to the Amendment No. 3 Effective Date, in respect of the Revolving Credit Facility, the applicable rates set forth in clause (b) of the definition of ‘Applicable Rate’ as in effect immediately prior to giving effect to Amendment No. 3 and (y) on and after the Amendment No. 3 Effective Date, in respect of the Revolving Credit Facility, a percentage per annum equal to (i) initially, in the case of Eurodollar Rate Loans, 2.25%, and in the case of Base Rate Loans, 1.25% and (ii) on and after the first Business Day after the Amendment No. 3 Effective Date on which a Compliance Certificate was required to have been delivered under Section 6.02(a), a percentage per annum equal to the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurodollar Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	> 4.50:1.00	2.25%	1.25%	0.50%
2	< 4.50:1.00	2.00%	1.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent or the Required Lenders, Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).”

(c) Section 1.01 of the Credit Agreement is further amended by restating the definition of “Base Rate” as follows:

“‘Base Rate’ means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest per annum published by the Wall Street Journal from time to time, as the “prime lending rate” and (c) the Eurodollar Rate for an Interest Period of one month as of such day, plus 1.0%; provided that in respect of any Base Rate Loan that is a Dollar Term Loan, if the Base Rate would otherwise be less than 2.00%, the Base Rate shall be deemed to be 2.00%. Notwithstanding any provision to the contrary in this Agreement, the applicable Base Rate shall at no time be less than 0.00% per annum.”

(d) Section 1.01 of the Credit Agreement is further amended by restating the definition of “Cash Management Obligations” as follows:

“‘Cash Management Obligations’ means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft, credit card processing, credit or debit card, purchase card, and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.”

(e) Clause (d) of the definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the word “or” appearing immediately prior to clause (ii) of such definition and (y) inserting new clause (iii) therein immediately before the proviso thereto to read as follows: “or (iii) become the subject of a Bail-in Action”.

(f) The last sentence of the definition of “Eurodollar Rate” is hereby amended and restated in its entirety to read as follows: “Notwithstanding the foregoing, (x) in respect of any Eurodollar Rate Loan that is a Term Loan, if the Eurodollar Rate would otherwise be less than 1.00%, the Eurodollar Rate shall be deemed to be 1.00% and (y) the applicable Eurodollar Rate shall at no time be less than 0.00% per annum.”

(g) Clause (b) of the definition of “Excluded Subsidiary” is hereby amended by replacing the phrase “any Securitization Subsidiary” appearing in the second line thereof with the phrase “any Securitization Subsidiary and any Captive Insurance Subsidiary”.

(h) Section 1.01 of the Credit Agreement is further amended by restating clauses (a) and (b) of the definition of “Maturity Date” as follows:

“(a) with respect to the Term Loans, the date that is ten years after the Restatement Effective Date; (b) with respect to the Revolving Credit Facility, the date that is eight years after the Restatement Effective Date;”

(i) The last sentence of Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “If no currency is specified, the requested Borrowing shall be in Dollars (and, for the avoidance of doubt, Revolving Credit Loans shall be denominated only in Dollars).”

(j) Section 2.05(a)(i) of the Credit Agreement is hereby amended by restating clause (4) of the proviso to the first sentence thereof as follows:

“(4) in the case of any Repricing Event (as defined below) with respect to all or any portion of the Term Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Term Loans subject to such Repricing Event during the first six-month period after the Amendment No. 3 Effective Date.”

(k) Section 2.12 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, the Borrower may apply cash on hand of the Borrower and its Subsidiaries to prepay on a non-ratable basis the Term Loans held by any Term Lender which declines or fails to consent to Amendment No. 3 as the Borrower and the Administrative Agent may agree.”

(l) The last sentence of clause (iv) of Section 2.20(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to Section 10.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(m) Section 5.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance in all material respects with all applicable (i) Sanctions and (ii) the USA PATRIOT Act.

(b) Borrower represents that neither Holdings nor any of its Subsidiaries (collectively, the ‘Company’) nor to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is an individual or entity (‘Specified Person’) that is, or is owned or controlled by Specified Persons that are:

(i) the subject of any sanctions administered or enforced by the U.S. government, including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (‘HMT’), (collectively, ‘Sanctions’), nor

(ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (such country, a ‘Sanctioned Country’).

(c) No part of the proceeds of the Loans will be used, directly or indirectly, for any offer, payment, promise to pay, authorization of the payment or giving of money, or anything else of value to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the ‘FCPA’) or any other applicable anti-corruption laws (‘Anti-Corruption Laws’) or for the purposes of funding, financing or facilitating any activities or business with any Specified Person that, at the time of such financing, is the subject of any Sanctions, or located in a Sanctioned Country or in any other manner that will result in a violation of Sanctions by any Specified Person. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings and its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws. Holdings and, to the knowledge of the Borrower, its Subsidiaries have conducted their businesses in compliance, in all material respects, with applicable Anti-Corruption Laws and Holdings and its Subsidiaries will conduct their business in a manner designed to promote and achieve compliance, in all material respects, with such laws and with the representation and warranty contained herein.”

(n) Article VI of the Credit Agreement is hereby amended by inserting new Section 6.16 therein in the appropriate numerical order to read as follows:

“SECTION 6.16. Maintenance of Flood Insurance. If any portion of Improvements (as defined in the Mortgage) constituting part of the Mortgaged Properties is a Flood Hazard Property, Borrower will (or will cause the applicable mortgagor to) purchase flood insurance in an amount satisfactory to the Administrative Agent, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended or supplemented from time to time, and including the regulations issued thereunder.”

(o) Section 7.03 of the Credit Agreement is hereby amended by replacing the phrase “[reserved]” in clause (z) thereof with the following phrase: “to the extent constituting Indebtedness, obligations in respect of the ‘Subsequent Payment Amount’ (under and as defined in that certain Interest Purchase Agreement dated September 18, 2017 among the Borrower, Cook Pharmica LLC, a limited liability company organized under the laws of Indiana, Cook Group Incorporated, a corporation incorporated under the laws of Indiana, and the other Persons party thereto, as in effect on the Amendment No. 3 Effective Date)”.

(p) Section 7.08 of the Credit Agreement is hereby amended by replacing the phrase “[reserved]” in clause (d) thereof with the following phrase: “transactions with the Captive Insurance Subsidiary in the ordinary course of business”.

(q) Clause (x) of the first proviso to Section 10.07(a) is hereby amended and restated in its entirety to read as follows: “(x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or (iii) to Holdings, the Borrower or any of their respective Subsidiaries or Affiliates (except with respect to Term Loans pursuant to Section 2.05(a)(iv), Section 10.07(l) or Section 10.07(m) or to the extent otherwise explicitly permitted hereunder)”.

(r) Clause (o) of Section 10.07(l) is hereby amended by adding the following new sentence at the end thereof: “Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that it shall not have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any Lender under the Loan Documents, except with respect to any claims that Administrative Agent or any Lender is treating such Affiliated Lender, in its capacity as a Lender, in a disproportionate manner relative to the other Lenders (other than as expressly provided herein or in any other Loan Document).”

(s) Article X of the Credit Agreement is hereby amended by inserting new Section 10.27 therein in the appropriate numerical order to read as follows:

“SECTION 10.27. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective on the date when, and only when, the following conditions shall have been satisfied or waived (such date, the “Effective Date”):

(a) The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) Holdings, (ii) the Borrower, (iii) each of the Guarantors, (iv) the Lenders (constituting the Required Lenders) and (v) any Increasing Lenders (as defined below) on, or prior to, 12:00 p.m., New York City time on October 17, 2017 (the “Consent Deadline”).

(b) (i) After giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article V of the Credit Agreement (as amended by this Amendment) and in any other Loan Document are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Default has occurred and is continuing, or would result from the occurrence of the Effective Date.

(c) The Administrative Agent shall have received a certificate of the Borrower dated as of the Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower as to the matters set forth in Section 2(b) above.

(d) The Administrative Agent shall have received a certificate with respect to each Loan Party certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable (or certifying that such organizational documents have not been amended, modified or supplemented since the Restatement Effective Date), (B) the bylaws or other governing document of such Loan Party as in effect on the Effective Date (or certifying that such organizational documents have not been amended, modified or supplemented since the Restatement Effective Date) and (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment.

(e) The Administrative Agent shall have received payment from the Borrower, (i) for the account of each Existing Lender (as defined below) holding a Revolving Credit Commitment that has executed and delivered a counterpart signature page to this Amendment at or prior to the Consent Deadline (or such later time as the Administrative Agent and the Borrower shall agree), a consent fee (which may take the form of original issue discount) (the “Existing Revolving Lender Consent Fee”) in an amount equal to 0.15% of the aggregate existing Revolving Credit Commitment held by such Existing Revolving Lender immediately prior to giving effect to this Amendment (such aggregate existing Revolving Credit Commitments, the “Existing Revolving Credit Commitments”), (ii) for the account of each Increasing Lender (as defined below) holding a Revolving Credit Commitment that has executed and delivered a counterpart signature page to this Amendment at or prior to the Consent Deadline (or such later time as the

Administrative Agent and the Borrower shall agree), a consent fee (which may take the form of original issue discount) (the “Increasing Revolving Lender Consent Fee”) in an amount equal to 0.25% of the aggregate Revolving Credit Commitment assumed or provided by such Increasing Lender on the Effective Date (and excluding for purposes of such calculation and for the avoidance of doubt, any Existing Revolving Credit Commitments of such applicable Increasing Lender referred to in the immediately preceding clause (i)) and (iii) for the account of each Term Lender that has executed and delivered a counterpart signature page to this Amendment at or prior to the Consent Deadline (or such later time as the Administrative Agent and the Borrower shall agree), a consent fee (which may take the form of original issue discount) (the “Term Lender Consent Fee”, and, together with the Existing Revolving Lender Consent Fee and the Increasing Revolving Lender Consent Fee, the “Amendment Consent Fees”)) in an amount equal to 0.25% of the aggregate outstanding principal amount of Term Loans of such Lender as of the date hereof. The Amendment Consent Fees shall be payable on the Effective Date and, once paid, such fee or any part thereof shall not be refundable.

(f) The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Effective Date, shall be paying) all fees in connection with this Amendment as previously agreed in writing by the Borrower and all reasonable out-of-pocket and documented expenses (including the fees and expenses of Shearman & Sterling LLP) incurred by the Arrangers and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment required to be paid in connection with this Amendment.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery of this Amendment by each Loan Party that is a party hereto and the performance under this Amendment and the Loan Documents to which each Loan Party is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 5. Increasing Lenders. If any Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent prior to the Consent Deadline, then pursuant to and in compliance with the terms of Section 3.07 of the Credit Agreement, such Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new lender (a “New Lender”) or an existing Lender which is willing to consent to this Amendment (an “Existing Lender” and, together with any New Lender, the “Increasing Lenders”) upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption substantially in the form of Exhibit E to the Credit Agreement). The Loan Parties and the Administrative Agent hereby agree that from and after the Amendment No. 3 Effective Date, each New Lender shall be deemed to be, and shall become a “Lender”, a “Revolving Credit Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Lender”, a “Revolving Credit Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, under, the Credit Agreement and the other Loan Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By: /s/ Matthew Walsh
Name: Matthew Walsh
Title: Executive Vice President and
Chief Executive Officer

CATALENT US HOLDING I, LLC

By: /s/ Kirk Walsh
Name: Kirk Walsh
Title: Company Secretary

PTS INTERMEDIATE HOLDINGS LLC
CATALENT USA PACKAGING, LLC
CATALENT PHARMA SOLUTIONS, LLC
CATALENT US HOLDING II, LLC
CATALENT CTS INFORMATICS, INC.
CATALENT CTS, LLC
CATALENT CTS (KANSAS CITY), LLC
CATALENT USA WOODSTOCK, INC.
R.P. SCHERER TECHNOLOGIES, LLC
CATALENT MTI PHARMA SOLUTIONS, INC.
CATALENT SAN DIEGO, INC.
CATALENT MICRON TECHNOLOGIES, INC.
REDWOOD BIOSCIENCE, INC.

By: /s/ Matthew Walsh
Name: Matthew Walsh
Title: Executive Vice President and
Chief Financial Officer

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement (Catalent)

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Collateral Agent and Swing Line Lender

By: /s/ Nehal Abdel Hakim
Name: Nehal Abdel Hakim
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement (Catalent)

Lender Signature Pages to Amendment No. 3 to Amended and Restated Credit Agreement

On file with the Administrative Agent.

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement (Catalent)